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CUSIP NO. 127537108               SCHEDULE 13D                     PAGE 13 OF 13
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Exhibit 2
                                 ING CAPITAL LLC

                                POWER OF ATTORNEY

      BY THIS POWER OF ATTORNEY, ING Capital LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"), hereby makes, constitutes and appoints any and all attorneys who are General Counsel, an Assistant General Counsel or a Compliance Officer in the Corporate Legal, Compliance and Security Department of ING Groep N.V. ("ING Groep"), to be the Company's true and lawful agents and attorneys-in-fact, acting jointly or individually, with full power and authority in the Company's name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which they reasonably deem appropriate or necessary in connection with the preparation, execution and filing of a Schedule 13D or Schedule 13D/A with the U.S. Securities and Exchange Commission (the "SEC"), with such modifications and amendments as any such attorneys may deem desirable.

      This Power of Attorney shall be irrevocable for a period through and including February 28th, 2005.

      IN WITNESS WHEREOF, this Power of Attorney has been duly executed this 15th day of February, 2005.

ING CAPITAL LLC


By:   /s/ Sue C. Yi
     --------------------------------
     Name:  Sue C. Yi
     Title: Assistant General Counsel
            and Director

                              STATE OF NEW YORK          }
                                                         } SS.:
                              COUNTY OF NEW YORK         }

                              Subscribed to and sworn before me this 15th day of February, 2005.

                                                  /s/ Robert Ross
                                                  ---------------
                                                  Notary Public